As filed with the Securities and Exchange Commission on June 2, 2004

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 1, 2004

ALLEGIANCE TELECOM, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-24509	75-2721491
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

9201 North Central Expressway Dallas, Texas 75231 214/261-7100
(Address of Principal Executive Offices) (Zip Code) (Registrant’s telephone number including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

ITEM 7. EXHIBITS.

(c)	The following exhibit is furnished as part of this report:

	Exhibit 99.1	Operating Statement

ITEM 9.  REGULATION FD DISCLOSURE.

Operating Statement

On June 1, 2004, Allegiance Telecom, Inc. and all of its subsidiaries (the “Company”) filed their monthly operating statement for the month of April 2004 (the “Operating Statement”) with the U.S. Bankruptcy Court for the Southern District of New York.  A copy of the Operating Statement is attached hereto as Exhibit 99.1 and is incorporated in its entirety herein by reference.

The Operating Statement is in a format prescribed by the applicable bankruptcy laws.  The Company cautions readers not to place undue reliance upon the information contained in the Operating Statement.  The information in the Operating Statement has been prepared in accordance with accounting standards generally accepted in the United States of America for interim reporting. Certain information and footnote disclosures required by accounting principles generally accepted in the United States of America have been condensed or omitted for purposes of this Operating Statement. There can be no assurance that the Operating Statement is complete, and the Company undertakes no obligation to update or revise this Statement.  The Operating Statement has not been audited or reviewed by independent accountants.

The unaudited information in the Operating Statement is subject to further review and potential adjustments and are not necessarily indicative of the results that may be expected for the quarter ending June 30, 2004 or the year ending December 31, 2004.  In addition, the Operating Statement contains information for periods which may be shorter or otherwise different from those contained in the Company’s reports pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Accordingly, the substance and format of the Operating Statement does not allow for meaningful comparison with the Company’s regular publicly disclosed consolidated financial statements. Results set forth in the Operating Statement should not be viewed as indicative of future results.

Limitation on Incorporation by Reference

In accordance with general instruction B.2 of Form 8-K, the Operating Statement and other information in this report (including exhibits) is furnished pursuant to Item 9 and shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to liabilities of that Section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth in such filing. This report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on June 2, 2004.

ALLEGIANCE TELECOM, INC.

By	/s/ Mark B. Tresnowski
Mark B. Tresnowski Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

99.1	Operating Statement